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                                                                Exhibit 10.19(a)










                            NORTH FORK BANCORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

                         Effective as of January 1, 1993

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                            NORTH FORK BANCORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

                                TABLE OF CONTENTS
                                -----------------

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PREAMBLE...................................................................   1

ARTICLE I        DEFINITIONS...............................................   1

ARTICLE II       PARTICIPATION.............................................   4
    Section 2.1  In General................................................   4
    Section 2.2  Procedure for Enrollment..................................   4

ARTICLE III      UNFUNDED PLAN A...........................................   4
    Section 3.1  In General................................................   4
    Section 3.2  Company Obligation........................................   4
    Section 3.3  Form and Source of Payment................................   5
    Section 3.4  Vesting...................................................   5

ARTICLE IV              FUNDED PLAN B......................................   5
    Section 4.1  Amount of Required Contributions..........................   5
    Section 4.2  Additional Contributions..................................   5
    Section 4.3  Contribution Calculation Rules............................   6
    Section 4.4  Funding Prior to Settlement...............................   6
    Section 4.5  Funding at Settlement.....................................   7
    Section 4.6  Payment to a Participant..................................   7
    Section 4.7  Payment Upon Death........................................   7
    Section 4.8  Minimum Amount Required...................................   7
    Section 4.9  Vesting...................................................   7

ARTICLE V        INCOME TAX WITHHOLDING PAYMENTS...........................   7
    Section 5.1  In General................................................   7
    Section 5.2  Authorization Required....................................   8
    Section 5.3  Company Obligation........................................   8

ARTICLE VI       ADMINISTRATION............................................   8
    Section 6.1  Powers of the Committee...................................   8
    Section 6.2  Designation of Agent for Service of Process...............   9
    Section 6.3  No Bond or Security.......................................   9
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                                        i
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ARTICLE VII      AMENDMENT, TERMINATION, EFFECTIVE DATE
                 AND EFFECT ON OTHER PLANS.................................   9
    Section 7.1  In General................................................   9
    Section 7.2  Merger, Consolidation or Transfer.........................   9
    Section 7.3  Effective Date............................................  10
    Section 7.4  Effect on Other Plans.....................................  10

ARTICLE VIII     GENERAL PROVISIONS........................................  10
    Section 8.1  Company Successors........................................  10
    Section 8.2  No Continued Employment Construed.........................  10
    Section 8.3  Request for Information...................................  10
    Section 8.4  Non-Alienation of Benefits................................  10
    Section 8.5  Payment Due Incompetents..................................  10
    Section 8.6  Administrative Forms......................................  11
    Section 8.7  New York Law to Govern....................................  11
    Section 8.8  Illegal Provisions Void...................................  11
    Section 8.9  Captions..................................................  11

ADOPTION OF THE PROGRAM....................................................  11










                                       ii
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                            NORTH FORK BANCORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM


                                    PREAMBLE

      This Supplemental Executive Retirement Program consists of three separate parts. Under Plan A, a separate unfunded plan set forth in Article III, the Company's sole obligation shall be to provide such benefits as are set forth in
Article III; provided that such obligations shall be offset as provided therein. Under Plan B, set forth in Article IV, the Company's sole obligation shall be to make available to Plan B Participants additional current compensation equal to the amounts of their Required Contributions and assist in forwarding such Required Contributions directly to the Trust as provided under Plan B if elected by such Plan B Participants, as part of their enrollment forms, to have such Required Contributions so forwarded. Under the separate unfunded tax withholding program set forth in Article V, the Company's sole obligation shall be to pay income tax withholding as provided therein.


                                    ARTICLE I

                                   DEFINITIONS

      The following terms shall have the meanings set forth below:

      1. Account. "Account" shall mean the account described in Section 4.4.

      2. Actuary. "Actuary" shall mean the enrolled actuary regularly engaged for the Cash Balance Plan or such other actuary as the Committee may choose in its sole discretion.

      3. Applicable Tax Rate. "Applicable Tax Rate" shall mean the combined marginal income tax rate (giving due regard to the deductibility, creditability, or other adjustments in one Jurisdiction for taxes paid in another and expressed in decimal or fractional form) applicable to a Participant or a surviving spouse entitled to benefits under the Program, as specified by such Participant or surviving spouse from time to time prior to the relevant Settlement Date in accordance with uniform procedures established by the Committee in its sole discretion.

      4. Applicable Taxes. "Applicable Taxes" shall mean the income taxes applicable with respect to a payment or payments, as determined in accordance with the Program.

      5. Board of Directors. The board of directors of the Company.

      6. Cash Balance Plan. The North Fork Bancorporation Cash Balance Retirement Plan.

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      7. Committee. "Committee" shall mean the committee provided for under
Article VI.

      8. Company. "Company" shall mean North Fork Bancorporation.

      9. Employee. "Employee" shall mean any individual in the employ of the Company or an affiliate or subsidiary of the Company.

      10. Insurer. "Insurer" shall mean any insurance carrier which is (i) rated A+ by Best's Insurance Reports, Life-Health, (ii) has a surplus in excess of $100 million and (iii) is rated AA in claims payment ability by Standard & Poor's Insurance Rating Services, Moody's Investor's Service and Duff & Phelps, Inc. and is rated AAA in claims payment ability by at least one of such rating services.

      11. Jurisdiction. "Jurisdiction" shall mean each Federal, state or local taxing jurisdiction to which a Participant or a surviving spouse entitled to payments under this Program is subject, as specified by such Participant or surviving spouse from time to time prior to the relevant Settlement Date in accordance with uniform procedures established by the Committee in its sole discretion.

      12. Offset. "Offset" shall mean the applicable offset described in Section 3.2(b).

      13. Participant. "Participant" shall mean an Employee selected to participate in the Program pursuant to the provisions of Article II.

      14. Plan B Participant. "Plan B Participant" shall mean a Participant who is vested under Section 3.4 and enrolled under Section 2.2.

      15. Plan Year. "Plan Year" shall mean the calendar year.

      16. Program. "Program" shall mean this North Fork Bancorporation Supplemental Executive Retirement Program, as amended from time to time, which includes three separate and distinct parts: (1) Plan A set forth in Article III,
(b) Plan B set forth in Article IV and (c) the separate income tax withholding payment program set forth in Article V.

      17. Qualified Joint and Survivor Annuity. "Quality Joint and Survivor Annuity" shall mean a Single Life Annuity to the Participant and a Single Life Annuity to his surviving spouse following his death in an amount equal to one-half the amount of the Single Life Annuity that had been payable to the Participant.

      18. Required Contribution. "Required Contribution" shall mean an amount made available to a Participant, and forwarded to the Trust, in accordance with the terms of Plan B. "Required Cash Balance Contributions" and "Required Savings Contributions" shall mean the Required Contributions described in Sections 4.1(a)(i) and (ii) of Plan B, respectively.

      19. Savings Plan. "Savings Plan" shall mean the North Fork Bancorporation 401(k) Retirement Savings Plan.

      20. SERP Benefit. "SERP Benefit" with respect to a Participant shall equal the excess of (i) the benefit that would have been payable with respect to the Participant, expressed as a Single Life Annuity, under the Cash Balance Plan in the absence of the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code (or any successor provisions), over (ii) the benefit actually payable with respect to the Participant under the Cash Balance Plan, expressed as a Single Life Annuity, assuming for purposes of (i) and (ii), commencement of payment at age 62 or, for purposes of calculations as of the Settlement Date, the Participant's actual age.

      21. Settlement Date. "Settlement Date" shall mean the date of termination of a Participant's employment with the Company and its affiliates and subsidiaries for any reason.

      22. Single Life Annuity. "Single Life Annuity" shall mean an annuity payable for the life of the payee which ceases upon the payee's death.

      23. SPA. "SPA" shall mean a non-participating single premium annuity contract purchased from an Insurer.

      24. Supplemental Savings Contribution. "Supplemental Savings Contribution" with respect to a Participant for a year shall equal the amount of contributions (including employee contributions and employer matching contributions) that would have been made to the Savings Plan with respect to that Participant but were not so made due to the limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) or 415 of the Internal Revenue Code.

      25. Target Retirement Benefit. "Target Retirement Benefit" shall mean the benefit described in Section 4.1(b).

      26. Trust. "Trust" shall mean the North Fork Bancorporation Supplemental Retirement Trust, established as part of Plan B.

      27. Trustee. "Trustee" shall mean the trustee of the Trust.

      28. Valuation Assumptions. "Valuation Assumptions" shall mean the actuarial factors, assumptions and methods adopted by the Committee to determine the amounts of Required Contributions prior to the relevant Settlement Dates under Plan B, based on the recommendations of the Actuary.

      29. Valuation Date. "Valuation Date" shall mean a date as determined under
Section 4.1(a).

      30. Valuation Rate. "Valuation Rate" shall mean the interest rate in use under the Valuation Assumptions.

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                                   ARTICLE II

                                  PARTICIPATION

      Section 2.1 In General, Each Employee selected by the Board of Directors to participate in the Program shall be a Participant in Plan A effective as determined by the Board and shall, upon enrollment pursuant to Section 2.2 and completion of vesting requirements pursuant to Section 3.4, be a Participant in Plan B and be eligible for the tax withholding program set forth in Article V. Subject to the provisions of Section 7.1, the Board of Directors may at any time terminate an Employee's continued participation in the Program.

      Section 2.2 Procedure for Enrollment. The Committee shall endeavor to notify each individual who has become eligible to participate in the Program of such eligibility. An individual shall not participate in Plan B or be eligible for the tax withholding program set forth in Article V unless he files, within 30 days of the date he is first so notified that he is eligible to participate in the Program (or such other period as may be permitted by the Committee) and annually thereafter, an enrollment form with the Committee pursuant to uniform procedures to be established by the Committee in its sole discretion. Such form shall state whether the Company is authorized to forward directly to the Trustee, on behalf of the Participant under the terms of the Plan, any Required Contributions for the current year.

                                   ARTICLE III

                                 UNFUNDED PLAN A

      Section 3.1 In General. The provisions of this Article (together with other Program provisions to the extent such provisions are applicable) constitute a separate unfunded plan which is part of the Program.

      Section 3.2 Company Obligation. (a) The Company's sole obligation under this separate unfunded Plan A shall be to provide the SERP Benefit, if any, in respect of each Participant, computed as of the relevant Settlement Date, provided that the SERP Benefit otherwise payable under this Plan A with respect to any Participant shall be reduced by the amount, if any, of the Offset.

      (b) The "Offset" shall be the Single Life Annuity equal in value to the quotient obtained by dividing (i) the balance that would have been allocated to the Participant's Account, if any under Plan B, if all previous Required Cash Balance Contributions under Plan B were contributed to the Account and earned interest at a rate equal to the Valuation Rate applicable during the periods such Required Contributions could have been invested in the Account, by (ii) 1 minus the Participant's Applicable Tax Rate. For purposes of (i), the Single Life Annuity shall be calculated by the Actuary in accordance with the Valuation Assumptions.

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      Section 3.3 Form and Source of Payment. (a) A Participant or his or her
spouse shall receive the SERP Benefit that is payable under this separate Plan A in the form of a lump sum settlement, calculated in accordance with the Valuation Assumptions. Such payment will be made as soon as practicable following the Settlement Date.

      (b) All payments provided for under this Plan A shall be paid in cash out of the general funds of the Company, and any individuals entitled to have payments made on their behalf under this unfunded plan shall have no rights to payment greater than the rights of general unsecured creditors of the Company.

      Section 3.4 Vesting. Except for participants in the Program as of December 31, 1993, or as otherwise determined by the Committee, if a Participant terminates employment with the Company for any reason before he or she would have been vested under the Cash Balance Plan if the benefit hereunder were payable under such Plan, the Participant shall forfeit all rights and benefits which may have accrued with respect to him or her under this separate unfunded plan.

                                   ARTICLE IV

                                  FUNDED PLAN B

      Section 4.1 Amount of Required Contributions. (a) Under Plan B, Required Contributions shall be paid to the Plan B Participant in cash or shall be forwarded to the Trust, on behalf of each Plan B Participant who so elects in the relevant enrollment form, as of December 31, 1993, as of each December 31 occurring thereafter and before the Settlement Date with respect to the Participant, and as of such Settlement Date (each such December 31 and such Settlement Date being a Valuation Date). Such Required Contributions shall be in an amount equal to the sum of (i) the value of the Plan B Participant's Target Retirement Benefit, determined as provided in Section 4.3, less the balance that would have been allocated to the Plan B Participant's Account on the applicable Valuation Date if all previous Required Cash Balance Contributions were contributed to the Account and earned interest at a rate equal to the interest rate in use under the Valuation Assumptions during the periods such Required Contributions could have been invested in the Account, ("Required Cash Balance Contributions"), plus (ii) the product of 1 minus the Participant's Applicable Tax Rate multiplied by the amount of the Participant's Supplemental Savings Contribution for the year (or portion thereof in the case of a Settlement Date) ("Required Savings Contributions"). Notwithstanding anything herein to the contrary, Required Contributions will be deemed to be timely made with respect to any December 31 or a Settlement Date if made on or before the 60th business day thereafter.

      (b) The "Target Retirement Benefit" means a benefit, payable with respect to the Plan B Participant, that equals the product of (i) 1 minus the recipient's Applicable Tax Rate, multiplied by (ii) the SERP Benefit in respect of the Plan B Participant (determined as provided in Section 4.3) calculated as of the applicable Valuation Date.

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      Section 4.2 Additional Contributions. (a) All Plan B Participant's shall have elected to make additional contributions directly to the Trust, to be allocated to, and held and accumulated in, their Accounts under the Trust, in amounts at least equal to the net income or gain allocable to, and otherwise distributable currently to such Plan B Participants from such Accounts, less any Trust distributions to cover income taxes (as provided in the Trust agreement).

      (b) In the event of a "change in control" of the Company, as defined in the Company's 1989 Executive Management Compensation Plan, the Company shall make an additional Required Contribution for each current Participant in the Plan, in an amount equal to five times the Required Contribution due with respect to the Participant for the most recently completed calendar year; provided, however, that if such most recent year's Required Contribution was the first Required Contribution under the Plan for such Participant, the amount of the additional Required Contribution pursuant to this subsection shall equal five times the Required Contribution that would have been required for the most recent year if the Plan had been in place and a Required Contribution had been made for the year immediately prior to the most recent year.

      Section 4.3 Contribution Calculation Rules. (a) The rules of this Section shall apply for purposes of determining the amount of a Plan B Participant's Required Contributions under Plan B.

      (b) The SERP Benefit in respect of a Plan B Participant shall be determined on the basis of the Participant's actual age and service and salary history on the applicable Valuation Date.

      (c) The value of the Target Retirement Benefit shall be calculated in accordance with the Valuation Assumptions and, in the case of Required Contributions due prior to the relevant Settlement Date, shall not take into account the limitations imposed by Section 415(e) of the Internal Revenue Code.

      (d) Applicable Taxes and the Applicable Tax Rate shall be determined on the assumption that any individual on whose behalf a Required Contribution is forwarded to the Trust will be subject to the same Applicable Tax Rate in the same Jurisdictions when benefit payments begin as the Applicable Tax Rate and Jurisdictions to which the individual is subject when such Required Contribution is made, provided that future changes in income tax rates scheduled, in accordance with applicable law enacted and not repealed as of the date such Required Contribution is made, to go into effect in such Jurisdictions by the date benefit payments are expected to begin may be taken into account if specified by the recipient in accordance with uniform procedures established by the Committee in its sole discretion.

      Section 4.4 Funding Prior to Settlement. (a) An Account shall be established and maintained under the Trust with respect to each Plan B Participant to hold any contributions forwarded to the Trust on behalf of such Participant and the income earned and gain or loss realized under the Trust on such contributions pending distribution upon the Settlement Date with respect to such Participant.

      (b) The establishment and maintenance of the Account shall not vest in any Participant or spouse any right, title or interest in and to any assets or benefits except at the time or times, upon the terms and conditions, and to the extent, set forth in Plan B and the Trust.

      Section 4.5 Funding at Settlement. (a) At Settlement Date, the funds in the Account of a Plan B Participant may be utilized to provide benefits directly to, or to purchase an SPA from an Insurer on behalf of, the Participant, the Participant's spouse, or both, in accordance with the provisions of Plan B and the Trust.

      (b) With respect to each purchase of an SPA, the Trustee shall select an Insurer. Any SPA purchased on behalf of a Plan B Participant shall name the Plan B Participant as owner, and be delivered to the Plan B Participant.

      Section 4.6 Payment to a Participant. (a) The Trust shall provide for payments to be made to each Plan B Participant from his or her Account on the date such Participant certifies he or she has terminated employment with the Company and its affiliates and subsidiaries. Upon delivery of such certification, the entire balance in the Account of the Plan B Participant shall be paid to such Participant in a lump sum; provided, however, that in the case of any such Participant who is married at the time of such certification and who does not obtain the consent of his or her spouse to payment in the form of a lump sum ( in accordance with such procedures as the Committee may specify), the entire Account Balance shall be transferred to an Insurer to be applied toward the purchase of an SPA providing payments in the form of a Qualified Joint and Survivor Annuity commencing when the Participant reaches age 62 or such earlier date at the Participant may elect.

      Section 4.7 Payment Upon Death. (a) The Trust shall provide for immediate payment of the entire balance in the Account of each Plan B Participant who dies prior to his or her Settlement Date. Such payment shall be made to the Participant's surviving spouse, if any, by transferring the entire Account balance to an Insurer to be applied toward the purchase of an SPA providing payment in the form of a Single Life Annuity, commencing when the spouse reaches age 62 or at such earlier date as the spouse may elect; provided, however, that the spouse may elect payment in a lump sum equal to the entire account balance In the absence of a surviving spouse, the entire account balance shall be paid to the Plan B Participant's estate.

      Section 4.8 Minimum Amount Required. Notwithstanding any other provision of Plan B, no SPA shall be purchased on behalf of a Participant if the Participant's Account balance is less than $3,500.

      Section 4.9 Vesting. A Participant's interest in Plan B shall be nonforfeitable.

                                    ARTICLE V

                         INCOME TAX WITHHOLDING PAYMENTS

      Section 5.1 In General. (a) Whenever a Required Contribution is paid to a Participant or forwarded to the Trust, the Company shall pay income tax withholding for the individual on whose behalf such Required Contribution is so forwarded, and shall notify such individual in writing of the amount so paid as soon as possible thereafter, but in no event later than 30 days after the close of the Plan Year in which such Required Contribution is so forwarded. Such income tax withholding shall be paid to each Jurisdiction on or before the due date for applicable income tax withholding on wages taxable by such Jurisdiction at the time such Required Contribution is so made. Notwithstanding the minimum income tax withholding requirements of such Jurisdiction, the amount of such income tax withholding payment shall be equal to the product obtained by multiplying (i) the sum of (A) the Required Contribution plus (B) the amount of such payment, by (ii) the Applicable Tax Rate on such due date; provided, however, that, if a different withholding payment is required by applicable law, the Committee shall, pursuant to uniformly applicable rules and procedures, require appropriate adjustments to any terms of the Program.

      (b) Whenever the Trustee reports any net income earned or any net gain realized by the Trust with respect to an Account, the Company shall pay income tax withholding for the individual on whose behalf such Account is maintained, and shall notify such individual in writing of the amount so paid as soon as possible thereafter, but in no event later than 30 days after the close of the Plan Year for which such investment experience is reported. Such withholding shall be paid to each Jurisdiction on or before the next applicable due date for estimated income tax payments on income taxable by such Jurisdiction at the time such income is earned or such gain is realized. Notwithstanding the minimum income tax withholding requirements of such Jurisdiction, the amount of such income tax withholding payment shall be equal to the product obtained by multiplying (i) the sum of (A) the Income Amount plus (B) the amount of such payment, by (ii) the Applicable Tax Rate on such due date. For purposes of this Section, the "Income Amount" shall equal the actual net income earned or net gain realized (if any), in the case of Required Savings Contributions; and shall equal the amount that would have been earned assuming that interest was earned at a rate equal to the Valuation Rate applicable during the period reported upon, in the case of Required Cash Balance Contributions.

      (c) To the extent that the actual net income earned or net gain realized with respect to a Participant's Account exceeds the Income Amount calculated pursuant to Section 5.1(b), the Company shall instruct the Trustee to distribute to the Participant (within the time limits specified in Section 5.1(b)), from the Participant's Account, an amount equal to the product obtained by multiplying the amount of such excess times the Applicable Tax Rate.

      Section 5.2 Authorization Required. Notwithstanding the foregoing, the Company shall have no obligations with respect to any Participant or his or her surviving spouse unless such Participant executes such authorizations, if any, as may be necessary for the income tax withholding payments required by this Article to be made.

      Section 5.3 Company Obligation. The Company's obligations, if any, to make payments under this Article shall be deemed to be direct obligations of the Company, and such obligations do not arise under Plan A or Plan B.

                                   ARTICLE VI

                                 ADMINISTRATION

      Section 6.1 Powers of the Committee. (a) The Program shall be administered by the Committee, which shall be at least three persons appointed by the Board of Directors. The

Committee shall have full power, authority and discretion to interpret, construe and administer the Program and review claims for benefits thereunder, pursuant to procedures specified by it. The Committee's interpretations and constructions of the Program and the actions taken thereunder by the Committee shall be binding and conclusive on all persons for all purposes.

      (b) The Committee shall establish and maintain Program records and shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for the purposes of the Program. The Committee may arrange for the engagement of such actuarial consultants or legal counsel, who may be actuarial consultants or counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Program. The Committee may rely upon the written opinion of such consultants or counsel and the accountants engaged by the Committee and may delegate to any agent or to any subcommittee or member of the Committee their authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

      Section 6.2 Designation of Agent for Service or Process. The Committee shall designate the agent for service of process under the Plan.

      Section 6.3 No Bond or Security. No bond or other security shall be required of any individual on the Committee except as may be required by law. The Company will indemnify and hold harmless each member of the Committee against any cost or expense (including attorneys' fees) or liabilities (including any settlement approved by the Company) arising out of any act or omission with respect to the Program, unless arising out of such person's own fraud, bad faith, or gross negligence.

                                   ARTICLE VII

                             AMENDMENT, TERMINATION,

                    EFFECTIVE DATE AND EFFECT ON OTHER PLANS

      Section 7.1 In General. The Board of Directors shall have the right at any time to modify, amend or terminate the Program in whole or in part; provided, however, that, except as may be permitted by applicable law, in no event shall the modification, amendment or termination of the Program reduce the accrued SERP Benefit (in the case of Plan A), the value of the Account (in the case of Plan B), or the then existing rights under Article V, of any Participant determined as of the date of such modification, amendment or termination.

      Section 7.2 Merger, Consolidation or Transfer. Plan B may not be involved in a merger, consolidation or transfer of assets or liabilities with any other plan or program unless each Participant would (if Plan B had been terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if Plan B had then terminated).

      Section 7.3 Effective Date. This document, which sets forth the terms and conditions of the Program, shall be effective as of January 1, 1993.

      Section 7.4 Effect on Other Plans. No additional compensation payable as a consequence of participation in the Program shall be considered in calculating or determining benefits, coverage or contributions under any other employee benefit plan or program, unless otherwise explicitly provided under such plan or program or as otherwise required by applicable law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1 Company Successors. This Program shall be binding upon the Company and its successors. Nothing herein shall preclude the Company from consolidating or merging with, or transferring all or substantially all of its assets to, another corporation which assumes this Program and all obligations of the Company thereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "Company", shall refer to such other corporation and this Program shall continue in full force and effect.

      Section 8.2 No Continued Employment Construed. Neither the establishment of the Program nor any action taken thereunder shall be construed to confer upon any Participant any legal right to continued employment with the Company, and the Company expressly reserves the right to discharge any Participant or to increase or decrease any Participant's compensation whenever the interest of the Company, in its sole judgment, may so require.

      Section 8.3 Request for Information. Each Participant shall, as a condition of any entitlement to benefits under the Program, supply the Committee with all assistance, information and supporting documentation as it shall reasonably request.

      Section 8.4 Non-Alienation of Benefits. (a) No right to any amount payable to or in respect of any Participant at any time under the Program may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as otherwise required by applicable law.

      (b) The Program shall in no manner be liable for or subject to the debts or liabilities of any Participant or spouse except as otherwise required by applicable law.

      Section 8.5 Payment Due Incompetents. If, for any reason, the Committee shall determine that it is not desirable, because of the inability or incapacity of any person entitled to receive any payments under the Program to care for his or her affairs, to make such payments directly to such person, the Committee may, in its discretion, cause such payment to be made to another person for the benefit of such person entitled thereto or to or for the benefit of his or her spouse, children or other dependents, to an institution maintaining or having custody of such person entitled thereto, or to any other person deemed by the Committee to a proper recipient on behalf of such person otherwise entitled to payment, or to any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall constitute a complete discharge of the Company and the Committee.

      Section 8.6 Administrative Forms. All elections, requests, notices, instructions, designations and other communications from a Participant, spouse or other person to the Committee required or permitted under the Program shall be in such form as may be prescribed from time to time by the Committee, shall be mailed by first class mail or delivered to such locations as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon such actual receipt thereof at such location.

      Section 8.7 New York Law to Govern. To the extent not preempted by any laws of the United States now or hereafter enacted, the Program shall be construed, and all provisions hereof shall be enforced and administered, according to the internal laws of the State of New York (without regard to its conflicts of laws rules).

      Section 8.8 Illegal Provisions Void. Any provisions of the Program deemed to be in violation of any law or regulation shall be void and of no effect, and shall not affect the continued validity of any other provision thereof which shall remain in full force and effect.

      Section 8.9 Captions. The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Program.

                             ADOPTION OF THE PROGRAM

      As evidence of its adoption of the Program, North Fork Bancorporation has caused this instrument to be signed by its officers thereunder duly authorized, and its corporate seal affixed hereto this _22nd____ day of _December_, 1993.

                                                     NORTH FORK BANCORPORATION

                                                      By: /s/ Anthony J. Abate
                                                          --------------------
                                                      Vice President & Secretary

ATTEST:

By: /s/ Deborah Halstead
    --------------------
    Assistant Secretary


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